Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated March 9, 2022, pertaining to the 2021 Equity Incentive Plan of NexImmune, Inc. of our report dated March 9, 2022, with respect to the financial statements of NexImmune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

March 9, 2022